Exhibit 10.9

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (this Amendment) is made and entered into as of The19th day of January, 2007 by and between Frost National Bank, Trustee for a Designated Trust (“Landlord”) and Argyle Security Acquisition Corporation (“Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated April 20, 2006 (the “Lease”) pursuant to which the Landlord has leased to Tenant, and Tenant has leased from Landlord the Premises identified as Suite 700 containing 2,547 rentable square feet in the Building known as Concord Plaza, 200 Concord Plaza, San Antonio, Texas 78216 (the “Premises”).

WHEREAS, Landlord and Tenant now desire to amend the Lease pursuant to the terms and provisions set forth herein.

NOW, THEREFORE, for and in consideration of Ten and No/l00 Dollars ($10.00), the premises and mutual agreements contained herein, and the exchange of other good and valuable consideration between the parties hereto, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree that the Lease is amended as follows:

1.                                       All capitalized terms used in this Amendment, to the extent not otherwise expressly defined herein, shall have the same meanings ascribed to such terms in the Lease.

2.                                       The Term of the Lease is hereby extended for six (6) months commencing February 1, 2007 and ending at 6:00 p.m. on July 31, 2007 (“Extended Term”).

3.                                       Except as amended herein, the terms and conditions of the Lease shall continue in full force and effect and are hereby ratified in their entirety. To the extent, if any, that the terms and conditions of this Amendment conflict with the terms and conditions of the Lease, the Lease as amended accordingly, and the terms and conditions of this Amendment shall control.

4.                                       This Amendment may be executed in one (1) or more counterparts, each of which when taken together shall constitute but one and the same Amendment. Counterparts bearing facsimile signatures shall be deemed to constitute originals.

Executed as of the date first written above.

LANDLORD:	TENANT:

FROST NATIONAL BANK, TRUSTEE	ARGYLE SECURITY ACQUISITION
FOR A DESIGNATED TRUST	CORPORATION

By:	REOC Partners, Ltd., a Texas limited	By:	/Bob Marbut/
	partnership As Agent for Landlord	Name: Robert Marbut
Title: CEO and Chairman
By:	GWHLT, L.L.C., a Texas limited liability
Company, Its General Partner

By:	/Todd A. Gold/
Name:	Todd A. Gold
Title:	President